Exhibit 99.1

June 21, 2024

Board of Directors
First National Corporation
1835 Valley Avenue
Winchester, Virginia 22601

Dear Board of Directors:

We hereby consent to the inclusion of our opinion letter dated March 25, 2024 to the Board of Directors of First National Corporation (the “Company”) as Annex B to the Joint Proxy Statement/Prospectus relating to the proposed acquisition by the Company of Touchstone Bankshares, Inc. contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to references to such opinion and the quotation or summarization of such opinion in such Joint Proxy Statement/Prospectus and the Registration Statement.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Sincerely,

HOVDE GROUP, LLC